Exhibit 23.4

Cawley, Gillespie & Associates, Inc.

PETROLEUM CONSULTANTS

6500 RIVER PLACE BLVD, BLDG 3, SUITE 200 AUSTIN, TEXAS 78730 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the inclusion in the registration statement on Form S-4 (the “Registration Statement”) of Prometheus PubCo Inc., anticipated to be filed on or around September 5, 2025, and in the proxy statement/prospectus forming a part of such Registration Statement of information from our report dated April 1, 2025, with respect to our estimates of total proved reserves and forecasts of economics attributable to the Presidio Investment Holdings, LLC ownership interests, and the filing of such report as an exhibit to such Registration Statement. We hereby further consent to the reference to this firm in the Registration Statement, including in the proxy statement/prospectus under the heading “Experts.”

/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President
CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

Austin, Texas
September 5, 2025